UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2011

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07(d).	Submission of Matters to a Vote of Security Holders

On April 18, 2011, TIBCO Software Inc. (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its Annual Meeting of Stockholders held on April 14, 2011. The Company is filing this amendment to that Form 8-K to disclose the Company’s decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a stockholder advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.

In accordance with the stockholder voting results, in which every “One Year” received the highest number of votes cast on the frequency proposal, and the Board of Directors’ recommendation in the Proxy Statement for the 2011 Annual Meeting, the Company’s Board of Directors has determined at its June 30, 2011 meeting that future stockholder advisory (non-binding) votes on executive compensation will occur every one year. Accordingly, the Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: July 1, 2011